                             REGULATION S-B EXHIBIT

                                  EXHIBIT 3(I)

                           ARTICLES OF INCORPORATION
                           -------------------------
                                       OF
                                       --
                       MID-MISSOURI HOLDING COMPANY, INC.
                       ----------------------------------

HONORABLE JUDITH K. MORIARTY
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MISSOURI  65102



     The undersigned natural persons of the age of eighteen (18) years or more for the purpose of forming a Corporation under The General and Business Corporation Law of Missouri hereby adopt the following Articles of
Incorporation:

                                  ARTICLE ONE
                                  -----------


     The name of the Corporation is Mid-Missouri Holding Company, Inc.

                                  ARTICLE TWO
                                  -----------


     The address, including street and number, if any, of the Corporation's initial registered office in this State is 7733 Forsyth, Twelfth Floor, Clayton, Missouri 63105, and the name of its initial registered agent at such address is Joseph T. Porter, Jr.

                                 ARTICLE THREE
                                 -------------


     The aggregate number of shares which the Corporation shall have authority to issue shall be TWO HUNDRED THOUSAND (200,000) shares, which shall be each of Ten Dollars ($10.00) par value, and all of said shares to be COMMON SHARES.

                                  ARTICLE FOUR
                                  ------------


     The extent to which the preemptive rights of shareholders to acquire additional shares are granted, limited or denied is as follows:

     No holder of any stock of the Corporation shall be entitled, as a matter of right, to purchase, subscribe for, or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.

                                  ARTICLE FIVE
                                  ------------


     The name and place of residence of each incorporator is as follows:

     Joseph T. Porter, Jr.          7733 Forsyth, 12th Floor
                                    Clayton, MO  63105

                                  ARTICLE SIX
                                  -----------


     The number of Directors to constitute the first Board of Directors is ten
(10). Thereafter, the number of Directors shall be fixed by or in the manner provided for in the By-Laws of the Corporation. Any changes in the number of Directors will be reported to the Secretary of State within thirty (30) calendar days after any such change.

     In all elections of Directors of this Corporation, each shareholders shall have the right to cast as many votes as shall equal (x) the number of such shares held by him multiplied by (y) the number of Directors to be elected, and he may cast all of such votes for a single Director or may distribute them among the number of Directors to be elected, or any two (2) or more of them, as such shareholder may deem fit.

                                 ARTICLE SEVEN
                                 -------------


     The duration of the Corporation is perpetual.


Articles of Incorporation                                            Page 2

                                 ARTICLE EIGHT
                                 -------------


     The Corporation is formed for the following PURPOSES and POWERS, to-wit:

     (A) To operate a financial services organization and to acquire, operate, and/or dispose of banking and banking-related subsidiaries, and including all aspects thereof and all acts and actions incidental thereto.

     (B) To buy, sell, procure, franchise, and dispose of all kinds of merchandise, furniture, machinery, supplies and products, and generally to engage in and conduct any form of service or mercantile enterprise not contrary to law.

     (C) To apply for, secure, acquire by assignment, transfer, purchase or otherwise, and to exercise, carry out and enjoy any charter and license, including but not limited to, patent, copyright, power, authority, franchise, concession, rights or privileges, which any government or authority or any corporation or other public body may be empowered to grant; and to pay for, aid in and contribute toward carrying the same into effect and to appropriate any of the Corporation's shares of stock, bonds and assets to defray the necessary costs, charges and expenses thereof.

     (D) To borrow and loan money with or without security and to issue, sell, or pledge bonds, promissory notes, debentures and other obligations and evidences of indebtedness secured or unsecured.

     (E) To contract with any person, firm, corporation, association or entity.

     (F) To acquire the goodwill, rights, and property and to undertake the whole or any part of the assets or liabilities of any person, firm, association or corporation, to pay for the same in cash, the stock of this Corporation, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to


Articles of Incorporation                                            Page 3
exercise all the powers necessary or convenient in and about the conduct and management of such business.

     (G) To purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise hold and possess or otherwise dispose of, shares of capital stock of, or any bonds, securities, or evidence of indebtedness created by any other corporation or corporations of this state or any other state, country, nation or government, and while owner of said stock to exercise all the rights, power, and privileges of ownership including the right to vote thereon.

     (H) To purchase, acquire, use, lend, lease or hold, improve, operate, hypothecate, mortgage, sell or convey, and otherwise deal in and dispose of property of all kinds, both real and personal, including patents and patent rights from the United States and/or foreign countries, license privileges, inventions, franchises, improvement processes, copyrights, trademarks and trade names, and service marks relating to or useful in connection with the business of this Corporation.

     (I) Subject to the limitations of The General and Business Corporation Law, to purchase, hold, sell, transfer, dispose of or deal in shares of its own capital stock.

     (J) In general, and in addition to all of the foregoing, to carry on any business in connection with the aforesaid powers and purposes, and, further, to have and exercise all of the powers conferred by The General and Business Corporation Law whether or not done in connection with the specific powers hereinbefore set forth.

                                  ARTICLE NINE
                                  ------------


     Except as otherwise specifically provided by statute, all powers of management and direct control of the Corporation shall be vested in the Board of Directors.

     The power to make, alter, amend or repeal the By-Laws of the Corporation shall be vested in the Board of Directors. The exercise of


Articles of Incorporation                                            Page 4
such power shall require the affirmative vote of a majority of the Directors.

                                  ARTICLE TEN
                                  -----------


     No contract or other transaction between this Corporation and any other firm or corporation shall be affected or invalidated by reason of the fact that any of the Directors or Officers of this Corporation are interested in or are members, shareholders, directors, or officers of such other firm or corporation; and any Director or Officer of this Corporation may be a party to or may be interested in any contract or transaction of this Corporation in which this Corporation is interested and no such contract or transaction shall be affected or invalidated thereby; and each and every person who may become a Director or Officer of this Corporation is hereby relieved from any liability as a result of holding any such position that might otherwise exist from contracting or transacting business with this Corporation for the benefit of such Director or Officer or of any person, firm, association or corporation in which such Director or Officer may be in anywise interested.

                                 ARTICLE ELEVEN
                                 --------------


     The private property of the Shareholders of this Corporation shall not be subject to the payment of corporate debts, except to the extent of any unpaid balance of subscriptions for shares.

                                 ARTICLE TWELVE
                                 --------------


     The power to amend and alter the Articles of Incorporation of the Corporation shall be vested solely in the holders of the Class A common stock of the Corporation (except to the extent that in certain circumstances the holders of any other class of stock may be entitled by law to vote). This power may be exercised (after such notice as may be


Articles of Incorporation                                            Page 5
required or waiver thereof) at any annual or special meeting of the holders of the aforementioned shares by a vote of a majority of such shares as are issued and outstanding and entitled to vote at such meeting.

                                ARTICLE THIRTEEN
                                ----------------


     Each Director or Officer, or former Director or Officer of this Corporation and his legal representatives, shall be indemnified by the Corporation against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of, any action, suit, proceeding or claim in which he is made a party by reason of his being or having been such Director or Officer; and any person who, at the request of this Corporation served as Director or Officer of another corporation in which this Corporation owned corporate stock and his legal representative shall in like manner be indemnified by this Corporation; provided, that in neither case shall the Corporation indemnify such Director or Officer with respect to any matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been liable for negligence or misconduct in the performance of his duties as such Director or Officer. The indemnification herein provided for, however, shall apply also in respect of any amount paid in compromise of any such action, suit, or proceeding or claim asserted against such Director or Officer (including expenses, counsel fees, and costs reasonably incurred in connection therewith), provided the Board of Directors shall have first approved such proposed compromise settlement and determined that the Officer or Director involved was not guilty of negligence or misconduct; but, in taking such action, any Director involved shall not be qualified to vote thereon, and if for this reason a quorum of the Board cannot be obtained to vote on such matters, it shall be determined by a Committee of three or more persons appointed by the Shareholders at a duly called special meeting or a regular meeting. In determining whether or not a director or Officer was guilty of negligence or misconduct in relation to any such matter, the Board of Directors or


Articles of Incorporation                                            Page 6

Committee, as the case may be, may rely conclusively upon an opinion of independent counsel selected by such Board or Committee. The right to indemnification herein provided shall not be exclusive of any other rights not inconsistent herewith to which such Director or Officer may be entitled under the By-Laws of the Corporation, any agreement with the Corporation, under law, or otherwise.

     IN WITNESS WHEREOF, these Articles of Incorporation have been executed on this 29th day of December, 1993.

                              INCORPORATOR:


                                  /s/ Joseph T. Porter, Jr.
                                ---------------------------
                                Joseph T. Porter, Jr.


STATE OF MISSOURI   )
                    )  SS.
COUNTY OF ST. LOUIS )

     I, Mary F. Giacoma, a Notary Public, do hereby certify that on this 29th of December, 1993 personally appeared before me Joseph T. Porter, Jr., who, being by me first duly sworn, declared that he is the person who signed the foregoing document as Incorporator and that the statements therein contained are true.

                                  /s/ Mary F. Giacoma
                                ---------------------
                                Notary Public

My commission expires:   12/10/96
                         --------

Joseph T. Porter, Jr.
Suelthaus & Kaplan, P.C.
Attorney for Incorporator
7733 Forsyth, 12th Floor
St. Louis, Missouri  63105
Telephone:  (314) 727-7676


FILED AND CERTIFICATE OF
INCORPORATION ISSUED

     DEC 30, 1993

/s/ Judith K. Moriarty


Articles of Incorporation                                            Page 7

                                 CERTIFICATE OF
                     AMENDMENT OF ARTICLES OF INCORPORATION



SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 65102


     Pursuant to the provisions of Section 351.095.2 of The General and Business Corporation Law of Missouri, the undersigned corporation certifies the following:

     1. The present name of the corporation is Mid-Missouri Holding Company, Inc. The name under which the corporation was originally organized was Mid-Missouri Holding Company, Inc.

     2. An amendment to the corporation's Articles of Incorporation was adopted by the corporation's shareholders on February 28, 1997.

     3. Article Three of the corporation's Articles of Incorporation is amended to read as follows:

          The aggregate number of shares which the Corporation shall have authority to issue shall be THREE HUNDRED THOUSAND (300,000) shares, which shall be each of Ten Dollars ($10.00) par value, and all of said shares to be COMMON SHARES.

     4. Of the 200,000 shares of stock of the corporation outstanding, 200,000 of such shares were entitled to vote on such amendment. The number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                                                       Number of
                    Class                     Outstanding Shares
          ----------------------------  ---------------------------------

          Common                         200,000

     5. The number of shares voted for and against the amendment was as follows:

              Class          No. Voted For        No. Voted Against
          ---------------  -----------------  ------------------------

          Common               190, 010                  -0-

     6. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction is to be effected: N/A

     7. The effective date of the amendment is to be the date of filing this Certificate of Amendment with the Secretary of State.

     IN WITNESS WHEREOF, the undersigned E. Milt Branum, Jr. has executed and verified this instrument and the Secretary has affixed the corporate seal hereto on the [5th] day of March, 1997.


ATTEST:                             MID-MISSOURI HOLDING COMPANY, INC.



/s/ Carol Markham                   By:  /s/ E. Milt Branum, Jr.
---------------------                    -------------------------
Carol Markham, Secretary                 E. Milt Branum, Jr.,
                                         President



STATE OF MISSOURI   )
                    )SS
CITY OF ST. LOUIS   )

     I,____________________________________, a notary public, do hereby certify that on this [5th] day of March, 1997, personally appeared before me E. Milt Branum, Jr., who, being by me first duly sworn, declared that he is the President of Mid-Missouri Holding Company, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                    _____________________________
                                    Notary Public


                                                                        Page 2